Exhibit 99.2

AMERICHIP INTERNATIONAL, INC.
PRO FORMA UNAUDITED CONSOLIDATED BALANCE SHEETS

PRO FORMA UNAUDITED CONSOLIDATED BALANCE SHEETS
For the year ended November 30, 2007

The following pro forma unaudited consolidated financial information gives effect to the Acquisition and assumes the transactions occurred as of December 1, 2006. The pro forma unaudited consolidated financial information is presented for illustrative purposes only. It is not necessarily indicative of the operating results or financial position that would have occurred if the Acquisition had been consummated at the beginning of the period indicated, nor is such information indicative of the future operating results or financial position of Americhip International, Inc. after the Acquisition.

Americhip
International
Inc
ASSETS

CURRENT ASSETS
Cash	$131
Accounts receivable	686,903
Related party receivable	174,010
Prepaid expenses	403,849
Inventory	135,047
TOTAL CURRENT ASSETS	1,399,940

FIXED ASSETS, net	3,586,140

OTHER ASSETS
Goodwill	2,577,673
Deposits	39,488
Technology rights and patents, net of amortization	12,095
TOTAL OTHER ASSETS	2,629,256

TOTAL ASSETS	$7,615,336

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Bank overdraft	$39,153
Accounts payable and accrued expenses	618,100
Related party payable	85,086
Related party notes payable, current portion	22,857
Notes payable - bank, current portion	257,979
Notes payable - other, current portion	187,527
Convertible debentures, net of discounts	244,579
Accrued interest - related party	228,573
Accrued interest - other	73,821
Deferred revenue	22,000
Deposits - private placements	261,774
TOTAL CURRENT LIABILITIES	2,041,449

LONG-TERM LIABILITIES
Notes payable - long term	5,030,917
Related party notes payable, net of current portion	163,174
TOTAL LONG-TERM LIABILITIES	5,194,091

COMMITMENTS AND CONTINGENCIES	-

MINORITY INTEREST	3,413

STOCKHOLDERS' DEFICIT
Common stock, $0.001 par value; 900,000,000 shares authorized,
184,234,723 shares issued and outstanding	184,235
Additional paid-in capital	32,352,115
Accumulated deficit	(32,159,967)
TOTAL STOCKHOLDERS' DEFICIT	376,383

TOTAL LIABILITIES AND
STOCKHOLDERS' DEFICIT	$7,615,336

Explanation of KSI Acquisition by Americhip, International, Inc.

On February 15, 2007, AmeriChip International, Inc. acquired 100% of the common stock of KSI Machine & Engineering, Inc. (hereinafter “KSI”). The acquisition price of KSI’s common stock was $2,988,043, subject to a post closing due diligence analysis by Company management and its professional representatives.   The effect of this transaction has been included in the balance sheet above.

The following is a list of assets acquired and liabilities assumed as a result of AmeriChip’s acquisition of 100% of KSI’s common stock, along with an allocation of the purchase price among the assets acquired and liabilities assumed:

Cash	$19,787
Accounts receivable – trade	383,142
Prepaid expenses	70,839
Fixed assets	3,477,136
Goodwill	2,577,673
Note payable – bank	(3,204,292)
Accounts payable and accrued expenses	(316,859)
Accrued interest	(19,383)
$2,988,043

AMERICHIP INTERNATIONAL, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

PRO FORMA UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
For the year ended November 30, 2007

The following pro forma unaudited consolidated financial information gives effect to the Acquisition and assumes the transactions occurred as of December 1, 2006. The pro forma unaudited consolidated financial information is presented for illustrative purposes only. It is not necessarily indicative of the operating results or financial position that would have occurred if the Acquisition had been consummated at the beginning of the period indicated, nor is such information indicative of the future operating results or financial position of Americhip International, Inc. after the Acquisition.

	Americhip	Pre-Acq	Effects of
	International	KSI Machine	KSI	Post
	Inc	& Engineering	Acquisition	Acquisition

REVENUES	$2,655,848	$770,176	$-	$3,426,024

COST OF SALES	833,736	402,104	-	1,235,840

Gross Profit	1,822,112	368,072	-	2,190,184

EXPENSES
General & administrative expense	11,771,023	376,962	-	12,147,985
Total Expenses	11,771,023	376,962	-	12,147,985
				-
LOSS FROM OPERATIONS	(9,948,911)	(8,890)	-	(9,957,801)

OTHER INCOME (EXPENSE)
Financing expense	(16,994)	-	-	(16,994)
Interest expense	(513,022)	(68,185)	-	(581,207)
Interest income	-	1,033	-	1,033
Total Other Income (Expense)	(530,016)	(67,152)		(597,168)

LOSS BEFORE TAXES AND DISCONTINUED OPERATIONS	(10,478,927)	(76,042)		(10,554,969)
				-
INCOME TAX EXPENSE	-	-	-	-

LOSS BEFORE DISCONTINUED OPERATIONS	(10,478,927)	(76,042)		(10,554,969)

DISCONTINUED OPERATIONS	(178,971)	-		(178,971)

NET LOSS	$(10,657,898)	$(76,042)	$	$(10,733,940)

BASIC AND DILUTED NET LOSS PER SHARE	$(0.03)	$(76.04)	$-	$(0.03)

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING,
BASIC AND DILUTED	367,685,683	1,000	(1,000)	367,685,683